Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS FIRST QUARTER 2011 RESULTS

2011 First Quarter Revenues up 119% Resulting in 22% Operating Margin

Littleton, CO – May 12, 2011 – ADA-ES, Inc. (NASDAQ:ADES) (“ADA”) today announced financial results for the first quarter ended March 31, 2011.

OVERVIEW OF 2011 FIRST QUARTER RESULTS

•	Total revenues increased 119% to $8.5 million.

•	Gross margin was $7.2 million, or 85% of revenues, up from $1.4 million, or 35% of revenues, due to higher margins and revenues associated with Refined Coal.

•	Operating income of $1.9 million, compared to an operating loss of $3.6 million in the first quarter of 2010.

•

Net loss of $27.5 million, or $3.63 per diluted share, which included a $39.5 million expense related to the interim award in the Norit arbitration as well as associated $1.9 million of non-routine legal expenses, and a non-cash loss of $2.0 million from ADA’s equity interest in ADA Carbon Solutions, LLC (“ADA-CS”).

•

ADA would have reported net income after tax of $1.0 million or $0.14 per diluted share, excluding the above mentioned Norit award, legal expenses, the loss relating to its equity interest in ADA-CS and $14.9 million for the tax effect of such items.

DISCUSSION OF BUSINESS SEGMENTS

Refined Coal

Commenting on ADA’s Refined Coal business, Dr. Mike Durham, President and CEO of ADA-ES said, “As previously announced, Clean Coal Solutions, LLC (“Clean Coal”), ADA’s 50:50 joint venture with NexGen Resources Corporation (“NexGen”), is progressing on the installation and sale/lease of new Refined Coal facilities that must be placed in service by year-end to qualify for the Section 45 Tax Credits of $6.33 per ton of Refined Coal available over the next ten years. In March, Clean Coal committed to build the first six facilities with the first becoming available next month. Our schedule calls for installing and testing the first five units in June, July and August at plants that burn over 15 million tons of coal per year. After the two-week tests are completed, we expect to pursue full operating contracts on the new facilities with the plan that some of the units will be operational by the third and fourth quarters of this year. In April, Clean Coal committed to build the core equipment for four more facilities for a total of 10. We expect that all ten of these systems will be capable of producing one to five million tons per year of Refined Coal.

“As we reported, Clean Coal obtained a $10 million letter of credit with a commercial bank to finance the building of these new facilities and any additional systems that are believed to be warranted. We expect additional demand for Refined Coal as a result of the Mercury and Air Toxics Standards proposal (“Air

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May 12, 2011

Toxics Rule”), which could triple our Refined Coal revenues and operating income with installation of as few as three or four additional systems. Additional funds are expected from pre-paid rent payments from the monetizers once the units are operational.”

Dr. Durham continued, “The two Refined Coal facilities put into service in December 2009 by Clean Coal processed approximately 1.6 million tons of coal in the first quarter, producing $6.1 million in revenues to ADA. These facilities are expected to generate between $15.0 million to $20.0 million in revenues per year through 2019 and, after deducting NexGen’s 50% share, we estimate between $7.0 million to $10.0 million in pre-tax cash flow and operating income, or nearly $1.00 per diluted share, for ADA annually through 2019.”

Emissions Control

Emissions Control revenues were $2.0 million in the first quarter of 2011 compared to $3.1 million in the comparable quarter in 2010. Revenues in this segment consist of Activated Carbon Injection (“ACI”) system sales, consulting services, licensing fees from Arch Coal, Inc. (“Arch”), and limited sales of flue gas conditioning chemicals.

Dr. Durham commented, “In the first quarter of 2011, ACI system sales continued to decline due to the power industry postponing buying decisions until there is visibility on regulations. The revenue decrease in this segment, which was primarily caused by lower ACI sales, was partially offset by increased consulting revenues as several ADA customers initiated evaluation studies to determine how best to respond to the pending regulations. While we expect consulting services to increase as a percentage of segment revenues as the industry seeks to analyze and evaluate the Utility, Industrial and Cement MACT regulations, overall Emissions Control revenues are expected to remain flat until utilities, cement plants and industrial boiler owners begin procurement of equipment for the new and proposed Federal regulations.”

To date, ADA has installed or is in the process of installing 47 ACI systems, and remains active in the bid and proposal process. As of March 31, 2011, ADA had contracts in progress for work related to this segment approximating $2.6 million, and expects to recognize a significant portion of this revenue in 2011, with the balance to be completed and realized in 2012. As a result of the Air Toxics Rule, which should be finalized in November of this year, the market for ACI systems is expected to be between 500-700 systems over the next three years. ADA has been expanding its sales staff as well as its engineering design group and fabrication collaborations to address this market.”

He continued, “Regarding our exclusive licensing agreement with Arch enabling them to treat Powder River Basin coal at the mine with our Enhanced Coal technology, we recognized $333,000 of the $2.0 million license fee in the first quarter. Under our License Agreement with Arch Coal, we agreed to negotiate and enter into a Supply Agreement under which Arch Coal will also purchase the additives exclusively from us. We expect to negotiate the final terms of the Supply Agreement in the next six months.”

CO2 Capture

CO2 Capture revenues were $348,000 in the first quarter compared to $803,000 in the first quarter of 2010. The Company increased work on its $19 million Phase II contract from the DOE and industry participants throughout the first quarter and currently has $18.5 million in outstanding DOE contracts, including anticipated industry cost share in progress, of which $2.1 million will be recognized in the remainder of 2011 and the rest in 2012 through 2014.

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NORIT ARBITRATION

As previously disclosed, on April 9, 2011, an arbitration panel in Atlanta, Georgia in the case of Norit v. ADA-ES, Inc., et al. issued an Interim Award holding ADA liable for approximately $37.9 million for a non-solicitation breach of contract claim and held ADA and certain other defendants liable for royalties on adjusted sales of activated carbon from the Red River plant. The panel ordered additional proceedings to address the timing of payment of the awarded obligations and the parties’ claims for recovery of attorneys’ fees after which time the Interim Award will be made final. In the current first quarter, ADA booked a $39.5 million expense in connection with the Norit Interim Award. Additional proceedings are scheduled for later this month and may continue through June or July. Such proceedings could result in the recording of additional expense and liabilities.

Dr. Durham continued, “Although the panel’s decision resolves all other claims the parties asserted in the arbitration proceedings, we are considering all possible options to address this shocking result. We expect that, given our options, resolution of the Norit arbitration and payment of obligations to Norit and the other related indemnity obligations will not prevent us from meeting our obligations to customers and vendors and operating our business.”

BALANCE SHEET HIGHLIGHTS

As of March 31, 2011, ADA had cash and cash equivalents totaling $9.3 million, compared to $9.7 million at year-end 2010. As a result of the aforementioned Norit Interim Award, ADA accrued $33 million in long-term liabilities and approximately $6.5 million was booked as a current liability based on a preliminary estimate of a potential payout scenario. Working capital was approximately $3.2 million in the first quarter and shareholders’ deficit was approximately $13.6 million.

CONCLUDING REMARKS & 2011 OUTLOOK

Dr. Durham concluded, “While the decision on the Norit arbitration was extremely disappointing, we continue to look at our options in reducing the near and long-term impact this decision will have on ADA’s business. We have confidence that our core businesses will grow and prosper in 2011 with substantial revenues from a full year of operations of our first two Refined Coal facilities, CO2 contract revenues, additional Refined Coal facilities, and potential commencement of royalties from Arch’s Enhanced Coal along with the sale of additives. We believe that despite this setback, the future prospects for our Company are very promising.”

Conference Call

Management will conduct a conference call focusing on the financial results and recent developments at 10:00 AM ET on Thursday, May 12, 2011. Interested parties may participate in the call by dialing (877) 407-4019 (Domestic) or (201) 689-8337. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be webcast live via the Investor Information section of ADA’s website at www.adaes.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES

ADA-ES is a leader in clean coal technology and the associated specialty chemicals, serving the coal-fueled power plant industry. Our proprietary environmental technologies and specialty chemicals enable power plants to enhance existing air pollution control equipment, minimize mercury, CO2 and other emissions, maximize capacity, and improve operating efficiencies, to meet the challenges of existing and pending emission control regulations.

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With respect to mercury emissions:

•	We supply activated carbon (“AC”) injection systems, mercury measurement instrumentation, and related services.

•	We are also a joint venture participant in ADA Carbon Solutions (“ADA-CS”), which has commenced operations at its AC production facility.

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Under an exclusive development and licensing agreement with Arch Coal, we are developing and commercializing an enhanced Powder River Basin (“PRB”) coal with reduced emissions of mercury and other metals.

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Through our consolidated subsidiary, Clean Coal Solutions, LLC (“CCS”), we provide our patented refined coal technology, CyClean, to enhance combustion of and reduce emissions from burning PRB coals in cyclone boilers.

In addition, we are developing CO2 emissions technologies under projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

This press release contains and the conference call referenced in this press release will include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but will not necessarily be limited to, statements or expectations regarding timing and amount of payment obligations relating to the Norit arbitration, our ability to pay those obligations, impact of resolution of the Norit arbitration and related payment obligations, expected negotiations with Norit and Energy Capital Partners; amount and timing of future contracts, projects, technologies, project funding, market share, tax credits, revenues, expenses and other financial measures; timelines for our projects; scope and timing and anticipated regulations and legislation and expected impact on our markets and the services and equipment we provide; ability of ADA to take advantage of expanded markets and opportunities; production levels at our Refined Coal (“RC”) facilities; future supply and demand; ADA’s prospects; and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, our inability to satisfactorily resolve the Norit arbitration and related indemnity claims; adverse outcomes in current and future legal proceedings; lack of working capital to operate our businesses, pay ongoing legal expenses and satisfy our obligations relating to the Norit legal proceedings; changes in laws and regulations, government funding, prices, economic conditions and market demand; timing and impact of new and pending laws and regulations and any legal challenges to them; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start-up and operational difficulties; inability to commercialize our technologies on favorable terms; our inability to ramp up our operations to effectively address expected growth in our target markets; failure to satisfy performance guaranties; additional risks related to ADA-CS including lack of continued funding, demand of payment on existing loans and other obligations, inability to obtain necessary permits, our lack of control of ADA-CS and further dilution of our interest; additional risks related to CCS including failure of its leased facilities to continue to produce coal which qualifies for IRS Section 45 tax credits, plant outages, seasonality, termination of the leases for such facilities, decreases in the production of RC and failure to build and install additional RC facilities to meet the recently extended placed-in-service date; availability of raw materials and equipment for our businesses; loss of key personnel; our inability to realize our deferred tax assets; and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on our forward-looking statements and to consult filings we make with the SEC for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contacts:

ADA-ES, Inc.	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President & CEO	The Equity Group Inc.
Mark H. McKinnies, CFO	www.theequitygroup.com
(303) 734-1727	Melissa Dixon
www.adaes.com	(212) 836-9613
MDixon@equityny.com
Linda Latman
(212) 836-9609
LLatman@equityny.com

See Accompanying Tables

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ADA-ES, Inc. and Subsidiaries

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	For the Quarter Ended March 31,
	2011	2010
REVENUE:
Emission control	$2,033	$3,064
CO2 capture	348	803
Refined coal	6,086	0

Total revenues	8,467	3,867

COST OF REVENUES:
Emission control	836	1,822
CO2 capture	283	264
Refined coal	175	426

Total cost of revenues	1,294	2,512

GROSS MARGIN	7,173	1,355

OTHER COSTS AND EXPENSES:
General and administrative	4,817	4,579
Research and development	321	184
Depreciation and amortization	185	209

Total expenses	5,323	4,972

OPERATING INCOME (LOSS)	1,850	(3,617)

OTHER INCOME (EXPENSE)
Net equity in net loss from unconsolidated entities	(1,959)	(1,181)
Interest and other income	592	19
Arbitration award and other expense	(39,502)	0

Total other expense	(40,869)	(1,162)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX BENEFIT AND NON-CONTROLLING INTEREST	(39,019)	(4,779)

INCOME TAX BENEFIT	14,256	1,613

NET LOSS BEFORE NON-CONTROLLING INTEREST	(24,763)	(3,166)

NON-CONTROLLING INTEREST	(2,779)	346

NET LOSS ATTRIBUTABLE TO ADA-ES, INC.	$(27,542)	$(2,820)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED ATTRIBUTABLE TO ADA-ES, INC.	$(3.63)	$(0.39)

WEIGHTED AVERAGE COMMON AND DILUTED SHARES OUTSTANDING	7,579	7,194

See accompanying notes to Company’s Form 10-Q.

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ADA-ES, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,332	$9,696
Receivables, net of allowance for doubtful accounts	8,645	9,066
Investment in securities	505	505
Notes receivable	1,009	1,580
Prepaid expenses and other	782	603

Total current assets	20,273	21,450

PROPERTY AND EQUIPMENT, at cost	8,020	8,041
Less accumulated depreciation and amortization	(3,443)	(3,235)

Net property and equipment	4,577	4,806

GOODWILL, net of amortization	435	435
INTANGIBLE ASSETS, net of amortization	295	260
INVESTMENT IN UNCONSOLIDATED ENTITIES	12,063	14,021
DEFERRED TAXES AND OTHER ASSETS	30,938	15,696

Total Assets	$68,581	$56,668

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$3,191	$3,646
Accrued payroll and related liabilities	1,097	1,852
Draws made under line of credit	716	0
Deferred revenues	5,299	5,639
Accrued expenses and other liabilities	310	244
Accrued arbitration award and related liability	6,469	0

Total current liabilities	17,082	11,381

LONG-TERM LIABILITIES:
Accrued indemnity	28,677	27,411
Accrued warranty and other liabilities	3,378	4,432
Accrued arbitration award	33,033	0

Total long-term liabilities	65,088	31,843

Total liabilities	82,170	43,224

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
ADA-ES, Inc. stockholders’ equity (deficit)
Preferred stock; 50,000,000 shares authorized, none outstanding	0	0
Common stock; no par value, 50,000,000 shares authorized, 7,608,154 and 7,538,861 shares issued and outstanding	40,136	39,627
Accumulated deficit	(55,760)	(28,218)

Total ADA-ES, Inc. stockholders’ equity (deficit)	(15,624)	11,409
Non-controlling interest	2,035	2,035

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(13,589)	13,444

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$68,581	$56,668

See accompanying notes to Company’s Form 10-Q.